Exhibit 99.2

Consolidated Report to the Financial Community
Third Quarter 2015

(Released October 29, 2015)          (Unaudited)

HIGHLIGHTS
GAAP earnings for the third quarter of 2015 were $0.94 per basic share, compared with third quarter 2014 earnings of $0.79 per basic share. Operating (non-GAAP) earnings*, excluding special items, were $0.98 per basic share for the third quarter of 2015, compared with third quarter 2014 Operating (non-GAAP) earnings of $0.89 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services	Other	Consolidated
3Q 2014 Net Income - GAAP	$227	$55	$66	$(15)	$333

3Q 2014 Basic EPS* (avg. shares outstanding 420M)	$0.54	$0.13	$0.16	$(0.04)	$0.79
Special Items - 2014	0.02	—	0.09	(0.01)	0.10
3Q 2014 Basic EPS - Operating (Non-GAAP) Earnings*	$0.56	$0.13	$0.25	$(0.05)	$0.89
Distribution Deliveries	0.07	—	—	—	0.07
PA Rate Case	0.05	—	—	—	0.05
NJ Rate Case	(0.03)	—	—	—	(0.03)
Transmission Revenues	—	0.08	—	—	0.08
CES Commodity Margin	—	—	0.15	—	0.15
O&M Expenses	(0.02)	—	(0.05)	(0.02)	(0.09)
Depreciation	(0.02)	(0.01)	—	—	(0.03)
Pension/OPEB	(0.01)	—	(0.01)	—	(0.02)
General Taxes	—	(0.01)	0.01	—	—
Interest Expense	—	(0.01)	—	(0.01)	(0.02)
Capitalized Financing Costs	—	(0.01)	—	—	(0.01)
Effective Income Tax Rate	(0.02)	—	(0.01)	(0.04)	(0.07)
Other	0.01	—	—	—	0.01
3Q 2015 Basic EPS - Operating (Non-GAAP) Earnings*	$0.59	$0.17	$0.34	$(0.12)	$0.98
Special Items - 2015	(0.03)	—	(0.01)	—	(0.04)
3Q 2015 Basic EPS* (avg. shares outstanding 423M)	$0.56	$0.17	$0.33	$(0.12)	$0.94

3Q 2015 Net Income - GAAP	$234	$70	$140	$(49)	$395

*Per share amounts for the special items and earnings drivers above and throughout this report are based on the after tax effect of each item divided by the weighted average basic shares outstanding for the period.

*Operating earnings excludes special items as described below, and is a non-GAAP financial measure. Management uses Operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references this non-GAAP financial measure in its decision making, using it to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS and Basic EPS-Operating, each on a segment basis, to further evaluate the Company's performance by segment and references these non-GAAP financial measures in its decision making. Basic EPS for each segment is calculated by dividing segment net income (loss) on a GAAP basis by the basic weighted average shares outstanding for the period. Basic EPS-Operating for each segment is calculated by dividing segment Operating earnings (losses), which exclude specials items as discussed below, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of “Operating earnings”, "Basic EPS" and "Basic EPS-Operating" by segment provide a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2015 and 2014 GAAP to Operating earnings reconciliations can be found on pages 23-34 of this report and all GAAP to Operating earnings reconciliations are available on FirstEnergy Corp.’s Investor Information website at www.firstenergycorp.com/ir. Quarter over quarter earnings drivers, as summarized in this report, are consistent with management's analysis of each segment's historical and ongoing performance comparisons and exclude the impact of special items, as well as other items that do not impact earnings, including but not limited to the cost recovery of regulatory assets.

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    1

Special Items - The following special items were recognized during the third quarter of 2015 and 2014:

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 3Q 2015	Distribution	Transmission	Services	Other	Consolidated
Regulatory charges	$0.01	$—	$—	$—	$0.01
Trust securities impairment	0.01	—	0.06	—	0.07
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	0.01	—	0.01	—	0.02
Retail repositioning charges	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.09)	—	(0.09)
Special Items - 2015	$0.03	$—	$0.01	$—	$0.04

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 3Q 2014	Distribution	Transmission	Services	Other	Consolidated
Regulatory charges	$0.02	$—	$—	$—	$0.02
Trust securities impairment	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Retail repositioning charges	—	—	0.02	—	0.02
Mark-to-market adjustments	—	—	0.03	—	0.03
Litigation resolution	—	—	—	(0.01)	(0.01)
Special Items - 2014	$0.02	$—	$0.09	$(0.01)	$0.10

2015 Earnings Guidance
Operating (non-GAAP) earnings guidance for 2015, excluding special items, is revised to $2.67-$2.75 per basic share. Earnings guidance for the 2015 individual business segments was adjusted from $1.74-$1.90 per basic share to $1.82-$1.86 per basic share for Regulated Distribution; from $0.63-$0.67 per basic share to $0.70-$0.72 per basic share for Regulated Transmission; from $0.45-$0.55 per basic share to $0.59-$0.61 per basic share for Competitive Energy Services and from ($0.42) per basic share to ($0.44) per basic share for Corporate / Other.

	Estimate for Year 2015					Q4 of 2015
(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated	FirstEnergy Corp. Consolidated*

2015F Net Income (Loss) - GAAP	$550 - $650	$295 - $305	$65 - $115	$(185)	$725 - $885	$(80) - $80

2015F Basic EPS (avg. shares outstanding 422M)	$1.31 - $1.54	$0.70 - $0.72	$0.15 - $0.28	$(0.44)	$1.72 - $2.10	($0.19) - $0.19
Excluding Special Items:
Regulatory charges	0.07	—	—	—	0.07	0.02
Trust securities impairment	0.01	—	0.10	—	0.11	—
Plant deactivation costs	—	—	0.04	—	0.04	—
Merger accounting - commodity contracts	—	—	0.07	—	0.07	0.02
Non-core asset sales/impairments	0.01	—	0.04	—	0.05	—
Retail repositioning charges	—	—	0.04	—	0.04	0.02
Mark-to-market adjustments
Pension/OPEB actuarial assumptions[1]	0.23 - 0.42	—	0.14 - 0.25	—	0.37 - 0.67	0.37 - 0.67
Other	—	—	(0.10)	—	(0.10)	—
Total Special Items	0.32 - 0.51	—	0.33 - 0.44	—	0.65 - 0.95	0.43 - 0.73

2015F Basic EPS - Operating (Non-GAAP) (avg. shares outstanding 422M)	$1.82 - $1.86	$0.70 - $0.72	$0.59 - $0.61	$(0.44)	$2.67 - $2.75	$0.54 - $0.62

[1] Based on current discount rates ranging from 4.25% to 4.50% and actual losses on plan assets through September 30, 2015 of (3.50%).
*Average of 423M shares outstanding for the 4th quarter of 2015

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    2

3Q 2015 Results vs 3Q 2014 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the third quarter of 2015 were $234 million, or $0.56 per basic share, compared with third quarter 2014 earnings of $227 million, or $0.54 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.59 per basic share for the third quarter of 2015 compared with $0.56 per basic share for the third quarter of 2014.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2014 Net Income - GAAP	$227

3Q 2014 Basic EPS (avg. shares outstanding 420M)	$0.54
Special Items - 2014	0.02
3Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.56
Distribution Deliveries	0.07
PA Rate Case	0.05
NJ Rate Case	(0.03)
O&M Expenses	(0.02)
Depreciation	(0.02)
Pension/OPEB	(0.01)
Effective Income Tax Rate	(0.02)
Other	0.01
3Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.59
Special Items - 2015	(0.03)
3Q 2015 Basic EPS (avg. shares outstanding 423M)	$0.56

3Q 2015 Net Income - GAAP	$234

3Q 2015 vs 3Q 2014 Earnings Drivers, Excluding Special Items

•
Distribution Deliveries - Total electric distribution deliveries increased 1,048,000 megawatt-hours (MWH), or 2.8%, and increased earnings $0.07 per share. Residential sales increased 1,178,000 MWH or 9.0%, and sales to commercial customers increased 294,000 MWH, or 2.6%. Cooling-degree-days were 36% above the same period last year and 13% above normal. Higher deliveries to both residential and commercial customers were primarily due to increased weather-related usage as described above, and are partially offset by declining average customer usage due in part to the impact of energy efficiency mandates. Deliveries to industrial customers decreased 421,000 MWH, or 3.2%, primarily due to lower usage in the steel, coal mining and electrical equipment and manufacturing sectors, partially offset by increased usage from shale gas and automotive sectors.

•	Pennsylvania Rate Case - Earnings increased $0.05 per share due to approved base distribution rate increases, net of incremental operating expenses, effective May 3, 2015.

•	New Jersey Rate Case - Earnings decreased $0.03 per share due to an approved distribution rate decrease, including the recovery of 2011 and 2012 storm costs, effective April 1, 2015.

•	O&M Expense - Higher O&M expense decreased earnings $0.02 per share, primarily due to increased labor and employee benefit expenses.

•	Depreciation - Higher depreciation expense reduced earnings $0.02 per share, due to a higher asset base.

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    3

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings $0.01 per share, primarily due to lower amortization of OPEB prior service credits.

•
Effective Income Tax Rate - A higher effective income tax rate (36.9% in Q3 2015 vs 35.2% in Q3 2014) decreased earnings $0.02 per share. The effective tax rate was 36.9% for the first nine months of 2015 compared to 35.2% for the same period last year.

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    4

Regulated Transmission

Regulated Transmission - GAAP and Operating (non-GAAP) earnings for the third quarter of 2015 were $70 million, or $0.17 per basic share, compared with third quarter 2014 GAAP and Operating (non-GAAP) earnings of $55 million, or $0.13 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2014 Net Income - GAAP	$55

3Q 2014 Basic EPS (avg. shares outstanding 420M)	$0.13
Special Items - 2014	—
3Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.13
Transmission Revenues	0.08
Depreciation	(0.01)
General Taxes	(0.01)
Interest Expense	(0.01)
Capitalized Financing Costs	(0.01)
3Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.17
Special Items - 2015	—
3Q 2015 Basic EPS (avg. shares outstanding 423M)	$0.17

3Q 2015 Net Income - GAAP	$70

3Q 2015 vs 3Q 2014 Earnings Drivers, Excluding Special Items

•
Transmission Revenues - Higher transmission revenues increased earnings $0.08 per share, primarily due to revenue increases at American Transmission Systems, Incorporated (ATSI), reflecting incremental cost of service and rate base recovery associated with its "forward-looking" rate structure beginning January 2015.

•
Depreciation and General Taxes - Higher depreciation and general tax expense decreased earnings $0.02 per share, due primarily to a higher asset base at ATSI. These expenses are recovered through ATSI's "forward-looking" rate.

•	Interest Expense - Higher interest expense decreased earnings $0.01 per share, primarily due to increased long-term debt at ATSI associated with a debt issuance of $400 million in September 2014.

•	Capitalized Financing Costs - Lower capitalized financing costs decreased earnings $0.01 per share, primarily due to lower construction work in progress.

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    5

Competitive Energy Services

Competitive Energy Services (CES) - GAAP earnings for the third quarter of 2015 were $140 million, or $0.33 per basic share, compared with third quarter 2014 earnings of $66 million, or $0.16 per basic share. Operating (non-GAAP) earnings, excluding special items, for the third quarter of 2015 were $0.34 per basic share, compared with third quarter 2014 Operating (non-GAAP) earnings of $0.25 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2014 Net Income - GAAP	$66

3Q 2014 Basic EPS (avg. shares outstanding 420M)	$0.16
Special Items - 2014	0.09
3Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.25
CES Commodity Margin	0.15
O&M Expenses	(0.05)
Pension/OPEB	(0.01)
General Taxes	0.01
Effective Income Tax Rate	(0.01)
3Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.34
Special Items - 2015	(0.01)
3Q 2015 Basic EPS (avg. shares outstanding 423M)	$0.33

3Q 2015 Net Income - GAAP	$140

3Q 2015 vs 3Q 2014 Earnings Drivers, Excluding Special Items
CES commodity margin increased earnings $0.15 per share due to a combination of higher capacity revenues, increased wholesale sales and lower purchased power, partially offset by a contract sales decrease of 7.4 million MWH associated with CES' revised retail sales strategy.

A summary by key component of commodity margin is as follows:

Commodity Margin EPS - 3Q15 vs 3Q14	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$0.01	$(0.39)	$(0.38)
- Governmental Aggregation Sales	0.03	(0.07)	(0.04)
- Mass Market Sales	—	(0.07)	(0.07)
- POLR Sales	0.01	(0.13)	(0.12)
- Structured Sales	(0.02)	0.03	0.01
Subtotal - Contract Sales	$0.03	$(0.63)	$(0.60)
(b) Wholesale Sales	0.01	0.11	0.12
(c) PJM Capacity, FRR Auction Revenues	0.25	—	0.25
(d) Fuel Expense	0.02	0.04	0.06
(e) Purchased Power (net of financials)	0.01	0.28	0.29
(f) Capacity Expense	(0.17)	0.14	(0.03)
(g) Net MISO - PJM Transmission Cost	—	0.06	0.06
Net Change	$0.15	$—	$0.15

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    6

(a)
Contract Sales - CES' contract sales decreased 7.4 million MWH, or 31%, and reduced earnings $0.60 per share. Lower contract sales reflect CES' efforts to reposition its sales portfolio to more effectively hedge its generation. Beginning in the second quarter of 2014, CES reduced sales in certain channels to focus on a selective mix of retail and wholesale sales. Direct sales to large and medium commercial / industrial customers decreased 4.9 million MWH, or 47%. Governmental aggregation sales decreased 766,000 MWH, or 15%. Mass market sales decreased 758,000 MWH, or 46% and POLR sales decreased 1.5 million MWH, or 40%. Structured sales, which includes bilateral and muni/co-op sales, increased 434,000 MWH, or 13%. As of September 30, 2015, the total number of retail customers was 1.7 million, a decrease of approximately 600,000 customers since September 30, 2014.

CES Contract Sales - 3Q15 vs 3Q14
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	(4,856)	(766)	(758)	(1,467)	434	(7,413)

(b) Wholesale Sales - Wholesale sales increased by 2.9 million MWH and increased earnings $0.12 per share.
(c) PJM Capacity Revenues (Base Residual (BRA) and Fixed Resource Requirement (FRR) Auctions) - Higher capacity revenues increased earnings $0.25 per share, resulting from higher capacity prices in the RTO and ATSI zones. Capacity prices by zone for the applicable planning periods are summarized below.

Planning Period	RTO	ATSI	MAAC
Price Per Megawatt-Day	BRA	BRA	BRA
June 2014 - May 2015	$125.99	$125.99	$136.50
June 2015 - May 2016	$136.00	$357.00	$167.46

(d)
Fuel Expense - Lower fuel expenses increased earnings $0.06 per share primarily due to decreased fossil generation output of 1.1 million MWH from economic dispatch of fossil units associated with low spot market energy prices.

(e) Purchased Power (net of financials) - Lower purchased power volumes of 3.5 million MWH increased earnings $0.29 per share due to lower contract sales, partially offset by lower fossil generation, as discussed above.

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    7

(f) Capacity Expense - Higher capacity expense associated with contract sales decreased earnings $0.03 per share primarily due to higher capacity prices in the ATSI and RTO zones, partially offset by lower contract sales.
(g) Net MISO-PJM Transmission Cost - Lower transmission expenses and PJM ancillary charges increased earnings $0.06 per share primarily due to lower contract sales.

•
O&M Expenses - Higher O&M expenses decreased earnings $0.05 per share, primarily due to outage costs associated with the Beaver Valley Unit 2 nuclear refueling outage that began in September 2015 and higher employee benefit expenses.

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings $0.01 per share, primarily due to lower amortization of OPEB prior service credits.

•	General Taxes - Lower general taxes increased earnings $0.01 per share as a result of lower retail sales.

•
Effective Income Tax Rate - A higher effective income tax rate (36.6% in Q3 2015 vs 34.6% in Q3 2014) decreased earnings $0.01 per share. The effective tax rate was 36.5% for the first nine months of 2015 compared to 33.3% for the same period last year.

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    8

Corporate / Other

Corporate / Other - GAAP and Operating (non-GAAP) losses for the third quarter of 2015 were ($49) million, or ($0.12) per basic share, compared with GAAP losses for the third quarter 2014 of ($15) million, or ($0.04) per basic share. Operating (non-GAAP) losses were ($0.05) in the third quarter of 2014.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2014 Net Loss - GAAP	$(15)

3Q 2014 Basic EPS (avg. shares outstanding 420M)	$(0.04)
Special Items - 2014	(0.01)
3Q 2014 Basic EPS - Operating (Non-GAAP) Losses	$(0.05)
O&M Expenses	(0.02)
Interest Expense	(0.01)
Effective Income Tax Rate	(0.04)
3Q 2015 Basic EPS - Operating (Non-GAAP) Losses	$(0.12)
Special Items - 2015	—
3Q 2015 Basic EPS (avg. shares outstanding 423M)	$(0.12)

3Q 2015 Net Loss - GAAP	$(49)

3Q 2015 vs 3Q 2014 Earnings Drivers, Excluding Special Items

•	O&M Expense - Higher O&M expense decreased earnings $0.02 per share, primarily due to higher environmental remediation costs at legacy plants.

•	Interest Expense - Higher interest expense decreased earnings $0.01 per share, due to increased short-term borrowings.

•
Effective Income Tax Rate - A higher effective income tax rate decreased earnings $0.04 per share, primarily resulting from the absence of tax benefits recognized in 2014 associated with an IRS-approved change in accounting method that increased the tax basis in certain assets resulting in higher future tax deductions.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez	Gina E. Caskey
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 761-4239	(330) 384-3841

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    9

FirstEnergy Corp.
Consolidated Statements of Income (GAAP)
(In millions)

		Three Months Ended September 30,			Nine Months Ended September 30,
		2015	2014	Change	2015	2014	Change
	Revenues
(1)	Regulated distribution	$2,624	$2,357	$267	$7,425	$6,972	$453
(2)	Regulated transmission	248	197	51	755	570	185
(3)	Competitive energy services	1,468	1,599	(131)	4,099	4,863	(764)
(4)	Corporate / Other	(217)	(265)	48	(794)	(839)	45
(5)	Total Revenues	4,123	3,888	235	11,485	11,566	(81)

	Expenses
(6)	Fuel	482	544	(62)	1,378	1,711	(333)
(7)	Purchased power	1,209	1,188	21	3,311	3,726	(415)
(8)	Other operating expenses	850	858	(8)	2,823	3,061	(238)
(9)	Provision for depreciation	328	308	20	969	904	65
(10)	Amortization of regulatory assets, net	110	35	75	201	27	174
(11)	General taxes	236	239	(3)	747	738	9
(12)	Total Expenses	3,215	3,172	43	9,429	10,167	(738)
(13)	Operating Income	908	716	192	2,056	1,399	657

	Other Income (Expense)
(14)	Loss on debt redemptions	—	—	—	—	(8)	8
(15)	Investment income (loss)	(28)	16	(44)	(14)	67	(81)
(16)	Interest expense	(285)	(275)	(10)	(846)	(802)	(44)
(17)	Capitalized financing costs	26	28	(2)	93	89	4
(18)	Total Other Expense	(287)	(231)	(56)	(767)	(654)	(113)

(19)	Income From Continuing Operations Before Income Taxes	621	485	136	1,289	745	544
(20)	Income taxes	226	152	74	485	226	259
(21)	Income From Continuing Operations	395	333	62	804	519	285
(22)	Discontinued operations (net of income taxes)	—	—	—	—	86	(86)
(23)	Net Income	$395	$333	$62	$804	$605	$199

(24)	Earnings Per Share of Common Stock
(25)	Basic - Continuing Operations	$0.94	$0.79	$0.15	$1.91	$1.24	$0.67
(26)	Basic - Discontinued Operations	—	—	—	—	0.20	(0.20)
(27)	Basic - Net Earnings per Basic Share	$0.94	$0.79	$0.15	$1.91	$1.44	$0.47

(28)	Diluted - Continuing Operations	$0.93	$0.79	$0.14	$1.90	$1.24	$0.66
(29)	Diluted - Discontinued Operations	—	—	—	—	0.20	(0.20)
(30)	Diluted - Net Earnings per Diluted Share	$0.93	$0.79	$0.14	$1.90	$1.44	$0.46

(31)	Weighted Average Number of
(32)	Common Shares Outstanding
(33)	Basic	423	420	3	422	419	3
(34)	Diluted	424	421	3	423	420	3

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    10

FirstEnergy Corp.
Statements of Income - By Segment (GAAP)
(In millions)

		Three Months Ended September 30, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,571	$248	$1,276	$(41)	$4,054
(2)	Other	53	—	51	(35)	69
(3)	Internal	—	—	141	(141)	—
(4)	Total Revenues	2,624	248	1,468	(217)	4,123

	Expenses
(5)	Fuel	140	—	342	—	482
(6)	Purchased power	980	—	370	(141)	1,209
(7)	Other operating expenses	542	42	336	(70)	850
(8)	Provision for depreciation	174	41	98	15	328
(9)	Amortization of regulatory assets, net	110	—	—	—	110
(10)	General taxes	172	23	35	6	236
(11)	Total Expenses	2,118	106	1,181	(190)	3,215
(12)	Operating Income	506	142	287	(27)	908

	Other Income (Expense)
(13)	Investment income (loss)	8	—	(27)	(9)	(28)
(14)	Interest expense	(149)	(40)	(48)	(48)	(285)
(15)	Capitalized financing costs	6	9	9	2	26
(16)	Total Other Expense	(135)	(31)	(66)	(55)	(287)

(17)	Income Before Income Taxes	371	111	221	(82)	621
(18)	Income taxes	137	41	81	(33)	226
(19)	Net Income	$234	$70	$140	$(49)	$395

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    11

FirstEnergy Corp.
Statements of Income - By Segment (GAAP)
(In millions)

		Three Months Ended September 30, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,304	$197	$1,361	$(38)	$3,824
(2)	Other	53	—	45	(34)	64
(3)	Internal	—	—	193	(193)	—
(4)	Total Revenues	2,357	197	1,599	(265)	3,888

	Expenses
(5)	Fuel	159	—	385	—	544
(6)	Purchased power	873	—	508	(193)	1,188
(7)	Other operating expenses	473	38	432	(85)	858
(8)	Provision for depreciation	165	33	100	10	308
(9)	Amortization of regulatory assets, net	33	3	—	(1)	35
(10)	General taxes	175	17	40	7	239
(11)	Total Expenses	1,878	91	1,465	(262)	3,172
(12)	Operating Income	479	106	134	(3)	716

	Other Income (Expense)
(13)	Investment income (loss)	14	—	11	(9)	16
(14)	Interest expense	(147)	(35)	(49)	(44)	(275)
(15)	Capitalized financing costs	5	14	6	3	28
(16)	Total Other Expense	(128)	(21)	(32)	(50)	(231)

(17)	Income Before Income Taxes	351	85	102	(53)	485
(18)	Income taxes	124	30	36	(38)	152
(19)	Net Income	$227	$55	$66	$(15)	$333

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    12

FirstEnergy Corp.
Statements of Income - By Segment (GAAP)
(In millions)

		Changes Between the Three Months Ended September 30, 2015 and the Three Months Ended September 30, 2014 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$267	$51	$(85)	$(3)	$230
(2)	Other	—	—	6	(1)	5
(3)	Internal revenues	—	—	(52)	52	—
(4)	Total Revenues	267	51	(131)	48	235

	Expenses
(5)	Fuel	(19)	—	(43)	—	(62)
(6)	Purchased power	107	—	(138)	52	21
(7)	Other operating expenses	69	4	(96)	15	(8)
(8)	Provision for depreciation	9	8	(2)	5	20
(9)	Amortization of regulatory assets, net	77	(3)	—	1	75
(10)	General taxes	(3)	6	(5)	(1)	(3)
(11)	Total Expenses	240	15	(284)	72	43
(12)	Operating Income	27	36	153	(24)	192

	Other Income (Expense)
(13)	Investment income (loss)	(6)	—	(38)	—	(44)
(14)	Interest expense	(2)	(5)	1	(4)	(10)
(15)	Capitalized financing costs	1	(5)	3	(1)	(2)
(16)	Total Other Expense	(7)	(10)	(34)	(5)	(56)

(17)	Income Before Income Taxes	20	26	119	(29)	136
(18)	Income taxes	13	11	45	5	74
(19)	Net Income	$7	$15	$74	$(34)	$62

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Nine Months Ended September 30, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$7,277	$755	$3,381	$(129)	$11,284
(2)	Other	148	—	155	(102)	201
(3)	Internal	—	—	563	(563)	—
(4)	Total Revenues	7,425	755	4,099	(794)	11,485

	Expenses
(5)	Fuel	406	—	972	—	1,378
(6)	Purchased power	2,761	—	1,113	(563)	3,311
(7)	Other operating expenses	1,677	112	1,282	(248)	2,823
(8)	Provision for depreciation	516	116	293	44	969
(9)	Amortization of regulatory assets, net	196	5	—	—	201
(10)	General taxes	536	73	112	26	747
(11)	Total Expenses	6,092	306	3,772	(741)	9,429
(12)	Operating Income (Loss)	1,333	449	327	(53)	2,056

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	—	—	—
(14)	Investment income (loss)	33	—	(23)	(24)	(14)
(15)	Interest expense	(439)	(119)	(144)	(144)	(846)
(16)	Capitalized financing costs	21	36	29	7	93
(17)	Total Other Expense	(385)	(83)	(138)	(161)	(767)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	948	366	189	(214)	1,289
(19)	Income taxes (benefits)	350	135	70	(70)	485
(20)	Income (Loss) From Continuing Operations	598	231	119	(144)	804
(21)	Discontinued operations (net of income taxes)	—	—	—	—	—
(22)	Net Income (Loss)	$598	$231	$119	$(144)	$804

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Nine Months Ended September 30, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$6,822	$570	$4,099	$(145)	$11,346
(2)	Other	150	—	140	(70)	220
(3)	Internal	—	—	624	(624)	—
(4)	Total Revenues	6,972	570	4,863	(839)	11,566

	Expenses
(5)	Fuel	441	—	1,270	—	1,711
(6)	Purchased power	2,600	—	1,750	(624)	3,726
(7)	Other operating expenses	1,580	103	1,625	(247)	3,061
(8)	Provision for depreciation	491	93	287	33	904
(9)	Amortization of regulatory assets, net	18	9	—	—	27
(10)	General taxes	528	52	133	25	738
(11)	Total Expenses	5,658	257	5,065	(813)	10,167
(12)	Operating Income (Loss)	1,314	313	(202)	(26)	1,399

	Other Income (Expense)
(13)	Loss on debt redemption	—	—	(8)	—	(8)
(14)	Investment income (loss)	44	—	46	(23)	67
(15)	Interest expense	(445)	(90)	(143)	(124)	(802)
(16)	Capitalized financing costs	12	38	28	11	89
(17)	Total Other Expense	(389)	(52)	(77)	(136)	(654)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	925	261	(279)	(162)	745
(19)	Income taxes (benefits)	326	92	(102)	(90)	226
(20)	Income (Loss) From Continuing Operations	599	169	(177)	(72)	519
(21)	Discontinued operations (net of income taxes)	—	—	86	—	86
(22)	Net Income (Loss)	$599	$169	$(91)	$(72)	$605

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    15

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Nine Months of 2015 and the First Nine Months of 2014 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$455	$185	$(718)	$16	$(62)
(2)	Other	(2)	—	15	(32)	(19)
(3)	Internal revenues	—	—	(61)	61	—
(4)	Total Revenues	453	185	(764)	45	(81)

	Expenses
(5)	Fuel	(35)	—	(298)	—	(333)
(6)	Purchased power	161	—	(637)	61	(415)
(7)	Other operating expenses	97	9	(343)	(1)	(238)
(8)	Provision for depreciation	25	23	6	11	65
(9)	Amortization of regulatory assets, net	178	(4)	—	—	174
(10)	General taxes	8	21	(21)	1	9
(11)	Total Expenses	434	49	(1,293)	72	(738)
(12)	Operating Income (Loss)	19	136	529	(27)	657

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	8	—	8
(14)	Investment income (loss)	(11)	—	(69)	(1)	(81)
(15)	Interest expense	6	(29)	(1)	(20)	(44)
(16)	Capitalized financing costs	9	(2)	1	(4)	4
(17)	Total Other Expense	4	(31)	(61)	(25)	(113)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	23	105	468	(52)	544
(19)	Income taxes (benefits)	24	43	172	20	259
(20)	Income (Loss) From Continuing Operations	(1)	62	296	(72)	285
(21)	Discontinued operations (net of income taxes)	—	—	(86)	—	(86)
(22)	Net Income (Loss)	$(1)	$62	$210	$(72)	$199

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    16

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Sep. 30, 2015	Dec. 31, 2014
Current Assets:
Cash and cash equivalents	$86	$85
Receivables	1,772	1,779
Other	1,975	2,012
Total Current Assets	3,833	3,876

Property, Plant and Equipment	36,610	35,783
Investments	3,154	3,222
Deferred Charges and Other Assets	9,066	9,285
Total Assets	$52,663	$52,166

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,148	$804
Short-term borrowings	1,933	1,799
Accounts payable	994	1,279
Other	1,801	1,679
Total Current Liabilities	5,876	5,561

Capitalization:
Total equity	12,628	12,422
Long-term debt and other long-term obligations	19,093	19,176
Total Capitalization	31,721	31,598
Noncurrent Liabilities	15,066	15,007
Total Liabilities and Capitalization	$52,663	$52,166

General Information
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Debt redemptions	$(489)	$(137)	$(781)	$(1,062)
New long-term debt issues	$884	$641	$1,084	$3,778
Short-term borrowings increase (decrease)	$(975)	$(702)	$134	$(1,783)
Property additions	$539	$664	$2,025	$2,473

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    17

FirstEnergy Corp.
Financial Information
(In millions)

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facilities
	As of September 30,		As of December 31,
	2015	% Total	2014	% Total
Total Equity (GAAP)	$12,628	35%	$12,422	36%
Non-cash Charges / Non-cash Write Downs*	1,930	5%	1,935	5%
Accumulated Other Comprehensive Income	(177)	—%	(246)	(1)%
Adjusted Equity (Non-GAAP)**	14,381	40%	14,111	40%

Long-term Debt and Other Long-term Obligations (GAAP)	19,093	53%	19,176	55%
Currently Payable Long-term Debt (GAAP)	1,148	3%	804	2%
Short-term Borrowings (GAAP)	1,933	5%	1,799	5%
Reimbursement Obligations	54	—%	54	—%
Guarantees of Indebtedness	328	1%	487	1%
Less Securitization Debt	(931)	(2)%	(1,005)	(3)%
Adjusted Debt (Non-GAAP)**	21,625	60%	21,315	60%

Adjusted Capitalization (Non-GAAP)**	$36,006	100%	$35,426	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with pensions and OPEB mark-to-market adjustments, impairment of long-lived assets and regulatory asset charges through September 30, 2015, as required by the FE Credit Facilities, as amended.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facilities. These financial measures, as calculated in accordance with the FE Credit Facilities, help shareholders understand FirstEnergy's compliance with, and provide a basis for understanding FirstEnergy's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant under the FE Credit Facilities require FirstEnergy to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    18

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$395	$333	$804	$605
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization (1)	514	428	1,383	1,181
Deferred purchased power and other costs	(28)	(42)	(73)	(89)
Deferred income taxes and investment tax credits, net	209	168	428	327
Impairments of long-lived assets	15	—	31	—
Investment impairments	46	7	70	10
Deferred costs on sale leaseback transaction, net	13	13	37	37
Retirement benefits	(2)	(18)	(18)	(60)
Pension trust contributions	—	—	(143)	—
Commodity derivative transactions, net	(57)	20	(64)	60
Loss on debt redemptions	—	—	—	8
Lease payments on sale and leaseback transaction	—	—	(102)	(100)
Income from discontinued operations	—	—	—	(86)
Changes in working capital and other	222	206	(36)	(156)
Cash flows provided from operating activities	1,327	1,115	2,317	1,737
Cash flows provided from (used for) financing activities	(741)	(361)	(29)	444
Cash flows used for investing activities	(594)	(721)	(2,287)	(2,290)
Net change in cash and cash equivalents	$(8)	$33	$1	$(109)

(1) Includes Amortization of Regulatory Assets, net, nuclear fuel, customer intangibles, debt related costs, deferred advertising costs and other assets.

Liquidity position as of September 30, 2015

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	March 2019	$3,500	$1,619
FirstEnergy Solutions Corp. (FES) / Allegheny Energy Supply Company, LLC (AE Supply)	Revolving	March 2019	1,500	1,452
FET(2)	Revolving	March 2019	1,000	950
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$6,000	$4,021
(2) Includes FET, ATSI, and TrAILCo		Cash:	—	59
		Total:	$6,000	$4,080

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    19

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended September 30,			Nine Months Ended September 30,
(MWH in thousand)		2015	2014	Change	2015	2014	Change

Ohio	- Residential	4,567	4,238	7.8%	13,404	13,242	1.2%
	- Commercial	4,021	3,970	1.3%	11,626	11,596	0.3%
	- Industrial	5,246	5,498	-4.6%	15,614	16,001	-2.4%
	- Other	83	84	-1.2%	251	250	0.4%
	Total Ohio	13,917	13,790	0.9%	40,895	41,089	-0.5%
Pennsylvania	- Residential	4,600	4,226	8.8%	14,662	14,273	2.7%
	- Commercial	3,397	3,314	2.5%	9,895	9,640	2.6%
	- Industrial	5,024	5,218	-3.7%	15,222	15,580	-2.3%
	- Other	30	32	-6.3%	90	91	-1.1%
	Total Pennsylvania	13,051	12,790	2.0%	39,869	39,584	0.7%
New Jersey	- Residential	3,111	2,781	11.9%	7,743	7,282	6.3%
	- Commercial	2,530	2,419	4.6%	7,036	6,882	2.2%
	- Industrial	570	578	-1.4%	1,683	1,741	-3.3%
	- Other	22	22	0.0%	64	65	-1.5%
	Total New Jersey	6,233	5,800	7.5%	16,526	15,970	3.5%
Maryland	- Residential	766	710	7.9%	2,597	2,523	2.9%
	- Commercial	545	521	4.6%	1,615	1,572	2.7%
	- Industrial	421	421	0.0%	1,220	1,186	2.9%
	- Other	4	4	0.0%	12	12	0.0%
	Total Maryland	1,736	1,656	4.8%	5,444	5,293	2.9%
West Virginia	- Residential	1,261	1,172	7.6%	4,300	4,296	0.1%
	- Commercial	970	945	2.6%	2,834	2,799	1.3%
	- Industrial	1,460	1,427	2.3%	4,410	4,159	6.0%
	- Other	7	7	0.0%	21	21	0.0%
	Total West Virginia	3,698	3,551	4.1%	11,565	11,275	2.6%
Total Residential		14,305	13,127	9.0%	42,706	41,616	2.6%
Total Commercial		11,463	11,169	2.6%	33,006	32,489	1.6%
Total Industrial		12,721	13,142	-3.2%	38,149	38,667	-1.3%
Total Other		146	149	-2.0%	438	439	-0.2%

Total Distribution Deliveries		38,635	37,587	2.8%	114,299	113,211	1.0%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    20

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Normal	2015	2014	Normal
Composite Heating-Degree-Days	28	84	79	3,878	3,941	3,460
Composite Cooling-Degree-Days	745	546	657	1,083	815	919

Shopping Statistics (Based on MWH)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

OE	80%	80%	79%	80%
Penn	62%	65%	60%	67%
CEI	84%	84%	83%	85%
TE	76%	78%	75%	77%
JCP&L	47%	49%	49%	52%
Met-Ed	67%	70%	66%	69%
Penelec	71%	72%	70%	71%
PE(1)	50%	50%	48%	47%
WP	62%	65%	61%	64%
(1) Represents Maryland only.

Competitive Operating Statistics (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Generation Capacity Factors:
Nuclear	97%	98%	89%	85%
Fossil - Baseload	72%	81%	63%	77%
Fossil - Load Following	51%	55%	46%	62%

Generation Fuel Rate:
Nuclear	$6.91	$7.13	$7.05	$7.59
Fossil	$25	$26	$26	$27
Total Fleet	$17	$18	$17	$19

Generation Output Mix:
Nuclear	45%	43%	46%	40%
Fossil - Baseload	41%	43%	40%	44%
Fossil - Load Following	6%	6%	7%	8%
Peaking/CT/Hydro	8%	8%	7%	8%

(1) Excludes RMR and units deactivated in April 2015

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    21

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses
Statistical Summary

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
Contract Sales	2015	2014	Change	2015	2014	Change
POLR
- OH	960	1,207	(247)	3,368	3,650	(282)
- PA	907	1,930	(1,023)	4,999	6,444	(1,445)
- MD	301	498	(197)	1,543	1,827	(284)
Total POLR	2,168	3,635	(1,467)	9,910	11,921	(2,011)

Structured Sales
- Bilaterals	3,187	2,321	866	7,685	6,105	1,580
- Muni/Co-op	706	1,138	(432)	2,105	3,509	(1,404)
Total Structured Sales	3,893	3,459	434	9,790	9,614	176

Direct - LCI
- OH	2,425	5,114	(2,689)	8,427	18,041	(9,614)
- PA	1,689	2,640	(951)	5,467	8,818	(3,351)
- NJ	105	298	(193)	604	961	(357)
- MI	554	784	(230)	1,754	2,205	(451)
- IL	324	496	(172)	913	1,684	(771)
- MD	38	190	(152)	174	586	(412)
Total Direct - LCI	5,135	9,522	(4,387)	17,339	32,295	(14,956)

Direct - MCI
- OH	293	455	(162)	951	1,519	(568)
- PA	95	359	(264)	497	1,089	(592)
- IL	12	52	(40)	53	149	(96)
- NJ	5	7	(2)	18	12	6
- MD	1	2	(1)	2	5	(3)
Total Direct - MCI	406	875	(469)	1,521	2,774	(1,253)

Governmental Aggregation
- OH	3,811	3,776	35	11,096	11,612	(516)
- IL	415	1,211	(796)	1,173	3,790	(2,617)
- NJ	—	5	(5)	9	11	(2)
Total Aggregation	4,226	4,992	(766)	12,278	15,413	(3,135)
Mass Market
- OH	180	451	(271)	704	1,444	(740)
- PA	700	1,127	(427)	2,439	3,609	(1,170)
- IL	12	51	(39)	43	128	(85)
- MD	12	34	(22)	55	111	(56)
- NJ	2	1	1	5	2	3
Total Mass Market	906	1,664	(758)	3,246	5,294	(2,048)

Total Contract Sales	16,734	24,147	(7,413)	54,084	77,311	(23,227)

Wholesale Sales
- Spot	3,156	236	2,920	4,023	268	3,755
Total Wholesale Sales	3,156	236	2,920	4,023	268	3,755

Purchased Power
- Bilaterals	362	414	(52)	1,452	1,619	(167)
- Spot	1,153	4,590	(3,437)	7,474	22,515	(15,041)
Total Purchased Power	1,515	5,004	(3,489)	8,926	24,134	(15,208)

Generation Output
- Fossil	10,697	11,816	(1,119)	27,437	33,804	(6,367)
- Nuclear	8,661	8,781	(120)	23,632	22,645	987
- RMR / Deactivated Units (1)	—	62	(62)	758	830	(72)
Total Generation Output	19,358	20,659	(1,301)	51,827	57,279	(5,452)

(1) Includes RMR and units deactivated in April 2015

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    22

FirstEnergy Corp.
Consolidated GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended September 30, 2015				Three Months Ended September 30, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$4,123	$(1)	(a,b)	$4,122	$3,888	$3	(a)	$3,891

	Expenses
(2)	Fuel	482	(11)	(c)	471	544	(10)	(c)	534
(3)	Purchased power	1,209	—		1,209	1,188	1	(a)	1,189
(4)	Other operating expenses	850	31	(a,b,d,e,g)	881	858	(40)	(a,d,e,g,h)	818
(5)	Provision for depreciation	328	—		328	308	—		308
(6)	Amortization of regulatory assets, net	110	—		110	35	—		35
(7)	General taxes	236	—		236	239	(1)	(b)	238
(8)	Total Expenses	3,215	20		3,235	3,172	(50)		3,122
(9)	Operating Income	908	(21)		887	716	53		769

	Other Income (Expense)
(10)	Investment income (loss)	(28)	52	(e,f)	24	16	11	(e,f)	27
(11)	Interest expense	(285)	—		(285)	(275)	—		(275)
(12)	Capitalized financing costs	26	—		26	28	—		28
(13)	Total Other Expense	(287)	52		(235)	(231)	11		(220)

(14)	Income Before Income Taxes	621	31		652	485	64		549
(15)	Income taxes	226	11		237	152	24		176
(16)	Net Income	$395	$20		$415	$333	$40		$373

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2015 ($0.01 per share), $1 million included in "Revenues"; and ($10) million included in "Other operating expenses". 2014 ($0.02 per share), $3 million included in "Revenues"; $1 million included in "Purchased power"; and ($9) million included in "Other operating expenses".

(b)	Plant deactivation costs: 2015, ($2) million included in "Revenues"; and ($4) million included in "Other operating expenses". 2014, ($1) million included in "General taxes".
(c)	Merger accounting - commodity contracts: 2015 ($0.02 per share), ($11) million included in "Fuel". 2014 ($0.02 per share), ($10) million included in "Fuel".
(d)	Mark-to-market adjustments: 2015 (($0.09) per share), $57 million included in "Other operating expenses". 2014 ($0.03 per share), ($23) million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2015 ($0.02 per share), ($8) million included in "Other operating expenses"; and $5 million included in "Investment income (loss)". 2014 ($0.01 per share), ($1) million included in "Other operating expenses"; and $4 million included in "Investment income (loss)".

(f)	Trust securities impairment: 2015 ($0.07 per share), $47 million included in "Investment income (loss)". 2014 ($0.01 per share), $7 million included in "Investment income (loss)".
(g)	Retail repositioning charges: 2015 ($0.01 per share), ($4) million included in "Other operating expenses". 2014 ($0.02 per share), ($13) million included in "Other operating expenses".
(h)	Litigation resolution: 2014 (($0.01) per share), $6 million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 423 million shares in the third quarter of 2015 and 420 million shares in the third quarter of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    23

FirstEnergy Corp.
Consolidated
GAAP to Non-GAAP Reconciliation
(In millions)

		Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$11,485	$(3)	(a,b,e)	$11,482	$11,566	$4	(a)	$11,570

	Expenses
(2)	Fuel	1,378	(47)	(b,c)	1,331	1,711	(122)	(b,c)	1,589
(3)	Purchased power	3,311	—		3,311	3,726	1	(a)	3,727
(4)	Other operating expenses	2,823	(21)	(a,b,d,e,g)	2,802	3,061	(175)	(a,b,c,d,e,g,i)	2,886
(5)	Provision for depreciation	969	—		969	904	—		904
(6)	Amortization of regulatory assets, net	201	(2)	(a)	199	27	(1)	(a)	26
(7)	General taxes	747	(1)	(b)	746	738	(2)	(b)	736
(8)	Total Expenses	9,429	(71)		9,358	10,167	(299)		9,868
(9)	Operating Income	2,056	68		2,124	1,399	303		1,702

	Other Income (Expense)
(10)	Loss on debt redemption	—	—		—	(8)	8	(h)	—
(11)	Investment income (loss)	(14)	82	(e,f)	68	67	22	(e,f)	89
(12)	Interest expense	(846)	—		(846)	(802)	—		(802)
(13)	Capitalized financing costs	93	—		93	89	—		89
(14)	Total Other Expense	(767)	82		(685)	(654)	30		(624)

(15)	Income From Continuing Operations Before Income Taxes	1,289	150		1,439	745	333		1,078
(16)	Income taxes	485	54		539	226	123		349
(17)	Income From Continuing Operations	804	96		900	519	210		729
(18)	Discontinued operations (net of income taxes)	—	—		—	86	(78)	(e)	8
(19)	Net Income	$804	$96		$900	$605	$132		$737

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2015 ($0.05 per share), $2 million included in "Revenues"; ($35) million included in "Other operating expenses"; and ($2) million included in "Amortization of regulatory assets, net". 2014 ($0.05 per share), $4 million included in "Revenues"; $1 million included in "Purchased power"; ($30) million included in "Other operating expenses"; and ($1) million included in "Amortization of regulatory assets, net".

(b)
Plant deactivation costs: 2015 ($0.04 per share), ($2) million included in "Revenues"; ($12) million included in "Fuel"; ($10) million included in "Other operating expenses"; and ($1) million included in "General taxes". 2014 ($0.17 per share), ($91) million included in "Fuel"; ($24) million included in "Other operating expenses"; and ($2) million included in "General taxes".

(c)
Merger accounting - commodity contracts: 2015 ($0.05 per share), ($35) million included in "Fuel". 2014 ($0.05 per share), ($31) million included in "Fuel"; and $1 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2015 (($0.10) per share), $64 million included in "Other operating expenses. 2014 ($0.10 per share), ($68) million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2015 ($0.05 per share), ($3) million included in "Revenues"; ($24) million included in "Other operating expenses"; and $11 million included in "Investment income (loss)". 2014 (($0.16) per share), ($1) million included in "Other operating expenses"; $12 million included in "Investment income (loss)"; and ($78) million included in "Discontinued operations (net of income taxes)".

(f)	Trust securities impairment: 2015 ($0.11 per share), $71 million included in "Investment income (loss)". 2014 ($0.02 per share), $10 million included in "Investment income (loss)".
(g)	Retail repositioning charges: 2015 ($0.02 per share), ($16) million included in "Other operating expenses". 2014 ($0.09 per share), ($59) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2014 ($0.01 per share), $8 million included in "Loss on debt redemptions".
(i)	Litigation resolution: 2014 (($0.01) per share), $6 million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in the first nine months of 2015 and 419 million shares in the first nine months of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    24

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended September 30, 2015				Three Months Ended September 30, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$2,624	$1	(a)	$2,625	$2,357	$3	(a)	$2,360

	Expenses
(2)	Fuel	140	—		140	159	—		159
(3)	Purchased power	980	—		980	873	1	(a)	874
(4)	Other operating expenses	542	(18)	(a,c)	524	473	(10)	(a,c)	463
(5)	Provision for depreciation	174	—		174	165	—		165
(6)	Amortization of regulatory assets, net	110	—		110	33	—		33
(7)	General taxes	172	—		172	175	—		175
(8)	Total Expenses	2,118	(18)		2,100	1,878	(9)		1,869
(9)	Operating Income	506	19		525	479	12		491

	Other Income (Expense)
(10)	Investment income (loss)	8	6	(b)	14	14	1	(b)	15
(11)	Interest expense	(149)	—		(149)	(147)	—		(147)
(12)	Capitalized financing costs	6	—		6	5	—		5
(13)	Total Other Expense	(135)	6		(129)	(128)	1		(127)

(14)	Income Before Income Taxes	371	25		396	351	13		364
(15)	Income taxes	137	9		146	124	4		128
(16)	Net Income	$234	$16		$250	$227	$9		$236

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2015 ($0.01 per share), $1 million included in "Revenues"; and ($10) million included in "Other operating expenses". 2014 ($0.02 per share), $3 million included in "Revenues"; $1 million included in "Purchased power"; and ($9) million included in "Other operating expenses".

(b)	Trust securities impairment: 2015 ($0.01 per share), $6 million included in "Investment income (loss)". 2014, ($1) million included in "Investment income (loss)".
(c)	Impact of non-core asset sales/impairments: 2015 ($0.01 per share), ($8) million included in "Other operating expenses". 2014, ($1) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 423 million shares in the third quarter of 2015 and 420 million shares in the third quarter of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    25

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$7,425	$2	(a)	$7,427	$6,972	$4	(a)	$6,976

	Expenses
(2)	Fuel	406	—		406	441	—		441
(3)	Purchased power	2,761	—		2,761	2,600	1	(a)	2,601
(4)	Other operating expenses	1,677	(42)	(a,c)	1,635	1,580	(31)	(a,c)	1,549
(5)	Provision for depreciation	516	—		516	491	—		491
(6)	Amortization of regulatory assets, net	196	(2)	(a)	194	18	(1)	(a)	17
(7)	General taxes	536	—		536	528	—		528
(8)	Total Expenses	6,092	(44)		6,048	5,658	(31)		5,627
(9)	Operating Income (Loss)	1,333	46		1,379	1,314	35		1,349

	Other Income (Expense)
(10)	Loss on debt redemption	—	—		—	—	—		—
(11)	Investment income (loss)	33	8	(b)	41	44	1	(b)	45
(12)	Interest expense	(439)	—		(439)	(445)	—		(445)
(13)	Capitalized financing costs	21	—		21	12	—		12
(14)	Total Other Expense	(385)	8		(377)	(389)	1		(388)

(15)	Income From Continuing Operations Before Income Taxes	948	54		1,002	925	36		961
(16)	Income taxes	350	20		370	326	12		338
(17)	Income From Continuing Operations	598	34		632	599	24		623
(18)	Discontinued operations (net of income taxes)	—	—		—	—	—		—
(19)	Net Income	$598	$34		$632	$599	$24		$623

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2015 ($0.05 per share), $2 million included in "Revenues"; ($34) million included in "Other operating expenses"; and ($2) million included in "Amortization of regulatory assets, net". 2014 ($0.05 per share), $4 million included in "Revenues"; $1 million included in "Purchased power"; ($30) million included in "Other operating expenses"; and ($1) million included in "Amortization of regulatory assets, net".

(b)	Trust securities impairment: 2015 ($0.01 per share), $8 million included in "Investment income (loss)". 2014 $1 million included in "Investment income (loss)".
(c)	Impact of non-core asset sales/impairments: 2015 ($0.01 per share), ($8) million included in "Other operating expenses". 2014, ($1) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in the first nine months of 2015 and 419 million shares in the first nine months of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    26

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended September 30, 2015			Three Months Ended September 30, 2014

		GAAP	Special Items	Operating -Non-GAAP	GAAP	Special Items	Operating - Non-GAAP
(1)	Revenues	$248	$—	$248	$197	$—	$197

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	—	—	—	—	—	—
(4)	Other operating expenses	42	—	42	38	—	38
(5)	Provision for depreciation	41	—	41	33	—	33
(6)	Amortization of regulatory assets, net	—	—	—	3	—	3
(7)	General taxes	23	—	23	17	—	17
(8)	Total Expenses	106	—	106	91	—	91
(9)	Operating Income	142	—	142	106	—	106

	Other Income (Expense)
(10)	Investment income (loss)	—	—	—	—	—	—
(11)	Interest expense	(40)	—	(40)	(35)	—	(35)
(12)	Capitalized financing costs	9	—	9	14	—	14
(13)	Total Other Expense	(31)	—	(31)	(21)	—	(21)

(14)	Income Before Income Taxes	111	—	111	85	—	85
(15)	Income taxes	41	—	41	30	—	30
(16)	Net Income	$70	$—	$70	$55	$—	$55

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    27

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014

		GAAP	Special Items	Operating -Non-GAAP	GAAP	Special Items	Operating - Non-GAAP
(1)	Revenues	$755	$—	$755	$570	$—	$570

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	—	—	—	—	—	—
(4)	Other operating expenses	112	—	112	103	—	103
(5)	Provision for depreciation	116	—	116	93	—	93
(6)	Amortization of regulatory assets, net	5	—	5	9	—	9
(7)	General taxes	73	—	73	52	—	52
(8)	Total Expenses	306	—	306	257	—	257
(9)	Operating Income (Loss)	449	—	449	313	—	313

	Other Income (Expense)
(10)	Loss on debt redemption	—	—	—	—	—	—
(11)	Investment income (loss)	—	—	—	—	—	—
(12)	Interest expense	(119)	—	(119)	(90)	—	(90)
(13)	Capitalized financing costs	36	—	36	38	—	38
(14)	Total Other Expense	(83)	—	(83)	(52)	—	(52)

(15)	Income From Continuing Operations Before Income Taxes	366	—	366	261	—	261
(16)	Income taxes	135	—	135	92	—	92
(17)	Income (Loss) From Continuing Operations	231	—	231	169	—	169
(18)	Discontinued operations (net of income taxes)	—	—	—	—	—	—
(19)	Net Income	$231	$—	$231	$169	$—	$169

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    28

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended September 30, 2015				Three Months Ended September 30, 2014

		GAAP	Special Items		Non-GAAP	GAAP	Special Items		Non-GAAP
(1)	Revenues	$1,468	$(2)	(a)	$1,466	$1,599	$—		$1,599

	Expenses
(2)	Fuel	342	(11)	(b)	331	385	(10)	(b)	375
(3)	Purchased power	370	—		370	508	—		508
(4)	Other operating expenses	336	49	(a,c,f)	385	432	(36)	(c,f)	396
(5)	Provision for depreciation	98	—		98	100	—		100
(6)	Amortization of regulatory assets, net	—	—		—	—	—		—
(7)	General taxes	35	—		35	40	(1)	(a)	39
(8)	Total Expenses	1,181	38		1,219	1,465	(47)		1,418
(9)	Operating Income	287	(40)		247	134	47		181

	Other Income (Expense)
(10)	Investment income (loss)	(27)	46	(d,e)	19	11	10	(d,e)	21
(11)	Interest expense	(48)	—		(48)	(49)	—		(49)
(12)	Capitalized financing costs	9	—		9	6	—		6
(13)	Total Other Expense	(66)	46		(20)	(32)	10		(22)

(14)	Income Before Income Taxes	221	6		227	102	57		159
(15)	Income taxes	81	2		83	36	19		55
(16)	Net Income	$140	$4		$144	$66	$38		$104

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Plant deactivation costs: 2015, ($2) million included in "Revenues"; and ($4) million in "Other operating expenses". 2014, ($1) million included in "General taxes".
(b)	Merger accounting - commodity contracts: 2015 ($0.02 per share), ($11) million included in "Fuel". 2014 ($0.02 per share), ($10) million included in "Fuel".
(c)	Mark-to-market adjustments: 2015 (($0.09) per share), $57 million included in "Other operating expenses". 2014 ($0.03 per share), ($23) million included in "Other operating expenses".
(d)	Impact of non-core asset sales/impairments: 2015 ($0.01 per share), $5 million included in "Investment income (loss)". 2014, ($0.01 per share), $4 million included in "Investment income (loss)".
(e)	Trust securities impairment: 2015 ($0.06 per share), $41 million included in "Investment income (loss)". 2014 ($0.01 per share), $6 million included in "Investment income (loss)".
(f)	Retail repositioning charges: 2015 ($0.01 per share), ($4) million included in "Other operating expenses". 2014 ($0.02 per share), ($13) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 423 million shares in the third quarter of 2015 and 420 million shares in the third quarter of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2015                    29

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$4,099	$(5)	(b,e)	$4,094	$4,863	$—		$4,863

	Expenses
(2)	Fuel	972	(47)	(b,c)	925	1,270	(122)	(b,c)	1,148
(3)	Purchased power	1,113	—		1,113	1,750	—		1,750
(4)	Other operating expenses	1,282	21	(a,b,d,e,g)	1,303	1,625	(150)	(b,c,d,g)	1,475
(5)	Provision for depreciation	293	—		293	287	—		287
(6)	Amortization of regulatory assets, net	—	—		—	—	—		—
(7)	General taxes	112	(1)	(b)	111	133	(2)	(b)	131
(8)	Total Expenses	3,772	(27)		3,745	5,065	(274)		4,791
(9)	Operating Income (Loss)	327	22		349	(202)	274		72

	Other Income (Expense)
(10)	Loss on debt redemptions	—	—		—	(8)	8	(h)	—
(11)	Investment income (loss)	(23)	74	(e,f)	51	46	21	(e,f)	67
(12)	Interest expense	(144)	—		(144)	(143)	—		(143)
(13)	Capitalized financing costs	29	—		29	28	—		28
(14)	Total Other Expense	(138)	74		(64)	(77)	29		(48)

(15)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	189	96		285	(279)	303		24
(16)	Income taxes (benefits)	70	34		104	(102)	110		8
(17)	Income (Loss) From Continuing Operations	119	62		181	(177)	193		16
(18)	Discontinued operations (net of income taxes)	—	—		—	86	(78)	(e)	8
(19)	Net Income (Loss)	$119	$62		$181	$(91)	$115		$24

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2015, ($1) million included in "Other operating expenses".
(b)
Plant deactivation costs: 2015 ($0.04 per share), ($2) million in "Revenues"; ($12) million included in "Fuel"; ($10) million included in "Other operating expenses"; and ($1) million included in "General taxes". 2014 ($0.17 per share), ($91) million included in "Fuel"; ($24) million included in "Other operating expenses"; and ($2) million included in "General taxes".

(c)
Merger accounting - commodity contracts: 2015 ($0.05 per share), ($35) million included in "Fuel". 2014 ($0.05 per share), ($31) million included in "Fuel"; and $1 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2015 (($0.10) per share), $64 million included in "Other operating expenses". 2014, ($0.10 per share), ($68) million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2015 ($0.04 per share), ($3) million included in "Revenues"; ($16) million included in "Other operating expenses", and $11 million included in "Investment income (loss)". 2014 (($0.16) per share), $12 million included in "Investment income (loss)"; and ($78) million included in "Discontinued operations (net of income taxes)".

(f)	Trust securities impairment: 2015 ($0.10 per share), $63 million included in "Investment income (loss)". 2014 ($0.02 per share), $9 million included in "Investment income (loss)".
(g)	Retail repositioning charges: 2015 ($0.02 per share), ($16) million included in "Other operating expenses". 2014 ($0.09 per share), ($59) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2014 ($0.01 per share), $8 million included in "Loss on debt redemptions".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in the first nine months of 2015 and 419 million shares in the first nine months of 2014.

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    30

FirstEnergy Corp.
Corporate / Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended September 30, 2015			Three Months Ended September 30, 2014

		GAAP	Special Items	Operating - Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$(217)	$—	$(217)	$(265)	$—		$(265)

	Expenses
(2)	Fuel	—	—	—	—	—		—
(3)	Purchased power	(141)	—	(141)	(193)	—		(193)
(4)	Other operating expenses	(70)	—	(70)	(85)	6	(a)	(79)
(5)	Provision for depreciation	15	—	15	10	—		10
(6)	Amortization of regulatory assets, net	—	—	—	(1)	—		(1)
(7)	General taxes	6	—	6	7	—		7
(8)	Total Expenses	(190)	—	(190)	(262)	6		(256)
(9)	Operating Loss	(27)	—	(27)	(3)	(6)		(9)

	Other Income (Expense)
(10)	Investment income (loss)	(9)	—	(9)	(9)	—		(9)
(11)	Interest expense	(48)	—	(48)	(44)	—		(44)
(12)	Capitalized financing costs	2	—	2	3	—		3
(13)	Total Other Expense	(55)	—	(55)	(50)	—		(50)

(14)	Loss Before Income Tax Benefits	(82)	—	(82)	(53)	(6)		(59)
(15)	Income tax benefits	(33)	—	(33)	(38)	1	(a)	(37)
(16)	Net Loss	$(49)	$—	$(49)	$(15)	$(7)		$(22)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Litigation resolution: 2014 (($0.01) per share), $6 million included in "Other operating expenses". Income taxes include the difference between Consolidated and segment tax rates on pre-tax special items.

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 423 million shares in the third quarter of 2015 and 420 million shares in the third quarter of 2014.

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    31

FirstEnergy Corp.
Corporate / Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014

		GAAP	Special Items	Operating - Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$(794)	$—	$(794)	$(839)	$—		$(839)

	Expenses
(2)	Fuel	—	—	—	—	—		—
(3)	Purchased power	(563)	—	(563)	(624)	—		(624)
(4)	Other operating expenses	(248)	—	(248)	(247)	6	(a)	(241)
(5)	Provision for depreciation	44	—	44	33	—		33
(6)	Amortization of regulatory assets, net	—	—	—	—	—		—
(7)	General taxes	26	—	26	25	—		25
(8)	Total Expenses	(741)	—	(741)	(813)	6		(807)
(9)	Operating Loss	(53)	—	(53)	(26)	(6)		(32)

	Other Income (Expense)
(10)	Loss on debt redemptions	—	—	—	—	—		—
(11)	Investment income (loss)	(24)	—	(24)	(23)	—		(23)
(12)	Interest expense	(144)	—	(144)	(124)	—		(124)
(13)	Capitalized financing costs	7	—	7	11	—		11
(14)	Total Other Expense	(161)	—	(161)	(136)	—		(136)

(15)	Loss From Continuing Operations Before Income Taxes	(214)	—	(214)	(162)	(6)		(168)
(16)	Income tax benefits	(70)	—	(70)	(90)	1	(a)	(89)
(17)	Loss From Continuing Operations	(144)	—	(144)	(72)	(7)		(79)
(18)	Discontinued operations (net of income taxes)	—	—	—	—	—		—
(19)	Net Loss	$(144)	$—	$(144)	$(72)	$(7)		$(79)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Litigation resolution: 2014 (($0.01) per share), $6 million included in "Other operating expenses". Income taxes include the difference between Consolidated and segment tax rates on pre-tax special items.

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in the first nine months of 2015 and 419 million shares in the first nine months of 2014.

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    32

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended September 30, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

3Q 2015 Net Income - GAAP	$234	$70	$140	$(49)	$395

3Q 2015 Basic EPS (avg. shares outstanding 423M)	$0.56	$0.17	$0.33	$(0.12)	$0.94
Excluding Special Items:
Regulatory charges	0.01	—	—	—	0.01
Trust securities impairment	0.01	—	0.06	—	0.07
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	0.01	—	0.01	—	0.02
Retail repositioning charges	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.09)	—	(0.09)
Total Special Items	$0.03	$—	$0.01	$—	$0.04
Basic EPS - Operating (Non-GAAP)	$0.59	$0.17	$0.34	$(0.12)	$0.98

Three Months Ended September 30, 2014			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

3Q 2014 Net Income - GAAP	$227	$55	$66	$(15)	$333

3Q 2014 Basic EPS (avg. shares outstanding 420M)	$0.54	$0.13	$0.16	$(0.04)	$0.79
Excluding Special Items:
Regulatory charges	0.02	—	—	—	0.02
Trust securities impairment	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Retail repositioning charges	—	—	0.02	—	0.02
Mark-to-market adjustments	—	—	0.03	—	0.03
Litigation resolution	—	—	—	(0.01)	(0.01)
Total Special Items	$0.02	$—	$0.09	$(0.01)	$0.10
Basic EPS - Operating (Non-GAAP)	$0.56	$0.13	$0.25	$(0.05)	$0.89

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    33

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Nine Months Ended September 30, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2015 Net Income - GAAP	$598	$231	$119	$(144)	$804

2015 Basic EPS (avg. shares outstanding 422M)	$1.42	$0.55	$0.28	$(0.34)	$1.91
Excluding Special Items:
Regulatory charges	0.05	—	—	—	0.05
Trust securities impairment	0.01	—	0.10	—	0.11
Plant deactivation costs	—	—	0.04	—	0.04
Merger accounting - commodity contracts	—	—	0.05	—	0.05
Impact of non-core asset sales/impairments	0.01	—	0.04	—	0.05
Retail repositioning charges	—	—	0.02	—	0.02
Mark-to-market adjustments	—	—	(0.10)	—	(0.10)
Total Special Items	$0.07	$—	$0.15	$—	$0.22
Basic EPS - Operating (Non-GAAP)	$1.49	$0.55	$0.43	$(0.34)	$2.13

Nine Months Ended September 30, 2014			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2014 Net Income (Loss) - GAAP	$599	$169	$(91)	$(72)	$605

2014 Basic EPS (avg. shares outstanding 419M)	$1.43	$0.40	$(0.22)	$(0.17)	$1.44
Excluding Special Items:
Regulatory charges	0.05	—	—	—	0.05
Trust securities impairment	—	—	0.02	—	0.02
Plant deactivation costs	—	—	0.17	—	0.17
Merger accounting - commodity contracts	—	—	0.05	—	0.05
Impact of non-core asset sales/impairments	—	—	(0.16)	—	(0.16)
Retail repositioning charges	—	—	0.09	—	0.09
Mark-to-market adjustments	—	—	0.10	—	0.10
Loss on debt redemptions	—	—	0.01	—	0.01
Litigation resolution	—	—	—	(0.01)	(0.01)
Total Special Items	$0.05	$—	$0.28	$(0.01)	$0.32
Basic EPS - Operating (Non-GAAP)	$1.48	$0.40	$0.06	$(0.18)	$1.76

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    34

Recent Developments

Financial Matters
Dividend
On September 15, 2015, the Board of Directors of FirstEnergy declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock. The dividend is payable December 1, 2015, to shareholders of record as of November 6, 2015.

Financing Activities
On August 17, 2015, The Potomac Edison Company (PE) issued $145 million of 4.47% first mortgage bonds due 2045. The proceeds were used to repay PE’s $145 million of 5.125% first mortgage bonds that matured on August 15, 2015.
On August 18, 2015, Jersey Central Power & Light Company (JCP&L) issued $250 million of 4.3% senior notes due 2026.  The proceeds were used to repay a portion of short-term borrowings under the FirstEnergy regulated money pool and an external revolving credit facility.
On September 17, 2015, West Penn Power Company (WP) issued $150 million of 4.45% first mortgage bonds due 2045. The proceeds were used to repay short-term borrowings under the FirstEnergy regulated money pool and for other general corporate purposes.
On October 16, 2015, TrAILCo issued $75 million of 3.76% senior notes due 2025.  The proceeds were used to fund capital expenditures and working capital needs.
On October 21, 2015, American Transmission Systems Incorporated (ATSI) issued in total $150 million of senior notes; $75 million of 4.0% senior notes due 2026 and $75 million of 5.23% senior notes due 2045.  Proceeds were used to repay short-term borrowings under the FirstEnergy regulated money pool, fund capital expenditures and for other working capital needs.

Operational Matters
FirstEnergy Corporate Executive Promotions
On August 7, 2015, FirstEnergy announced management changes that expand the roles and responsibilities for key executives and support the company's focus on customer service and cost management. Announcements include:

•	James F. Pearson, formerly senior vice president and chief financial officer, was named executive vice president and chief financial officer of FirstEnergy Corp.

•	James H. Lash, formerly president of FirstEnergy Generation, was named executive vice president of FirstEnergy Corp. and president, FirstEnergy Generation.

•	Charles D. Lasky, formerly vice president, Fossil Fleet Operations, was elected to senior vice president, Human Resources.

•	Donald A. Moul, formerly vice president of Commodity Operations, was promoted to senior vice president, Fossil Operations and Environmental.

Beaver Valley Unit 2 Refueling Outage
On September 26, 2015, the 933-MW Beaver Valley Unit 2 began its scheduled refueling and maintenance outage. While the unit is offline, one-third of the 157 fuel assemblies will be replaced and numerous safety inspections conducted, including inspections of the unit’s reactor vessel head, turbine and electrical generator. In addition, preventative maintenance to ensure continued safe and reliable operations will be performed on major components including the plant’s three steam

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    35

generators, which convert super-heated water from the reactor to steam which turns the plant’s turbine to create electricity, as well as various pumps, motors, valves and the cooling tower.

Regulatory Matters
Powering Ohio’s Progress Update
On August 31, 2015, the evidentiary hearing for the Electric Security Plan IV commenced and in September 2015 the PUCO Staff filed testimony addressing various matters within the ESP IV filing. Hearings are expected to end on October 30, 2015, with Initial Briefs due November 30, 2015 and Reply Briefs due December 22, 2015. The plan, if approved as filed, would freeze base distribution rates through May 2019 while helping ensure continued availability of more than 3,200 MWs of FirstEnergy’s critical baseload generating assets primarily located in the state and serving the long-term energy needs of Ohio customers.
A final decision from the PUCO is anticipated early 2016.

ATSI Settlement Update
On July 20, 2015, ATSI and American Municipal Power, Inc., Buckeye Power, Inc., and the Industrial Energy Users-Ohio requested Federal Energy Regulatory Commission (FERC) approval of a comprehensive rate settlement agreement. The settlement establishes the forward looking formula rate structure and provides for certain changes to ATSI’s formula rate template and protocols, and includes the following ROE:

•	12.38% from January 1, 2015 through June 30, 2015.

•	11.06% from July 1, 2015 through December 31, 2015.

•
10.38% beginning January 1, 2016. The 10.38% ROE will remain in effect unless changed pursuant to section 205 or 206 of the Federal Power Act provided the effective date for any change cannot be earlier than January 1, 2018.

On August 26, 2015, the Settlement Judge certified the settlement to FERC as an uncontested settlement. The agreement currently is pending at FERC and ATSI anticipates that it will be approved later this year.

Pennsylvania Long Term Infrastructure Improvement Plans (LTIIPs)
On October 19, 2015, FirstEnergy's Pennsylvania utilities (Metropolitan Edison Company (ME), Pennsylvania Electric Company (PN), Pennsylvania Power Company (PP), WP) filed LTIIPs with the Pennsylvania Public Utility Commission (PAPUC) for infrastructure improvement over the five-year period from 2016 to 2020 for $245 million. The amounts submitted were as follows: WP $88.3 million; PN $56.7 million; PP $56.4 million; ME $43.4 million.
Upgrading the distribution system more quickly through an LTIIP is intended to enhance and modernize services to customers and maintain or improve overall system reliability and resiliency. Following PAPUC approval, the utilities will file to establish a Distribution System Improvement Charge (DSIC) Rider for quarterly recovery of approved costs.

West Virginia Expanded Net Energy Costs (ENEC) Case Update
On August 14, 2015, Monongahela Power Company (MP) and PE filed their annual ENEC case with the West Virginia Public Service Commission (WVPSC) proposing an approximate $165.1 million annual increase in rates, which is 12.5% overall increase over existing rates. The proposed increase is comprised of a $97 million under-recovered balance as of June 30, 2015, a projected $23.7 million under-recovery for the 2016 calendar year, and an under-recovered balance from

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    36

MP and PE's Temporary Transaction Surcharge (TTS) for Harrison Power Station of $44.4 million as of February 25, 2015.
On September 10, 2015, MP and PE filed an amendment addressing the results of the recent PJM Transitional Auctions for Capacity Performance, which resulted in a net decrease of $20.6 million from the initial requested increase of $165.1 million to $144.5 million. The hearing with the WVPSC is scheduled to begin on November 19, 2015 with an order expected to be issued before the end of 2015.

West Virginia Vegetation Management Update
On August 31, 2015, MP and PE filed their biennial petition for reconciliation of the Vegetation Management Program Surcharge and regular review of the program proposing an approximate $37.7 million annual increase in rates, which is a 2.8% increase over existing rates. The proposed increase is comprised of a $2.1 million under-recovered balance as of June 30, 2015, a projected $23.9 million in under-recovery for the 2016/2017 rate effective period, and recovery of previously authorized deferred vegetation management costs from April 14, 2014 through February 24, 2015 in the amount of $49.9 million. Rates are subject to the approval by the WVPSC and are expected to be effective January 1, 2016. WVPSC has scheduled a hearing on the matter for November 19-20, 2015.

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    37

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including but not limited to, our pending transmission rate case, the proposed transmission asset transfer, and the effectiveness of our repositioning strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on margins and asset valuations; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, coal combustion residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act waste water effluent limitations for power plants, and Clean Water Act 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and as they relate to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction, our cash flow improvement plan and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks on our electronic data centers that could compromise the information stored on our networks, including proprietary information and customer data; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 3rd Quarter 2015                    38